UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         March 10, 2005

MAXXAM INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3924 (Commission File Number)	95-2078752 (I.R.S. Employer Identification No.)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of principal executive offices)		77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     As previously disclosed, effective February 22, 2005, The Pacific Lumber Company (“Palco”) and its subsidiary, Britt Lumber Co., Inc., as borrowers, entered into an Amendment No. 3 to the Credit Agreement and Limited Waiver (“Amendment No. 3”) with Bank of America. Amendment No. 3, among other things, contained a limited waiver, expiring on March 11, 2005, of a default by the borrowers under the Credit Agreement. Effective March 10, 2005, the borrowers and Bank of America entered into a letter agreement extending the limited waiver from March 11, 2005 through March 18, 2005. This description of the extension of the waiver is qualified in its entirety by the actual provisions of the March 10, 2005 letter agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this “Item 1.01. Entry into a Material Definitive Agreement.”

     Palco is an indirect wholly owned subsidiary of MAXXAM Inc.

Item 9.01.  Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description

10.1	Letter agreement dated and effective March 10, 2005, among The Pacific Lumber Company, Britt Lumber Co., Inc. and Bank of America, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005	MAXXAM INC.
	By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter agreement dated and effective March 10, 2005, among The Pacific Lumber Company, Britt Lumber Co., Inc. and Bank of America, N.A.